SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934 (Amendment No. __________)

Filed by the Registrant [x]
Filed by a Party other than the Registrant

Check the appropriate box:
[x] Preliminary Proxy Statement
                           Confidential, for Use of the
Commission Only (as permitted by
                                        Rule 14a-6(e) (2))

 Definitive Proxy Statement
 Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Creative Technologies Corp.
        (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)
Payment of Filing Fee (Check the appropriate box):
 [x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
 $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
               (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or registration Statement No.:
     (3) Filing Party:


     (4) Date Filed:




Schedule 14A



                   CREATIVE TECHNOLOGIES CORP.

                         170 53RD STREET

                    BROOKLYN, NEW YORK  11232

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD JULY 23, 1996



TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Creative Technologies Corp.
(the  "Company") will be held at the offices of the Company,  170
53rd  Street, Brooklyn, New York on July 23, 1996 at  10:00  A.M.
New York time, to consider the following proposals:

          1. To elect directors, each to serve for a term of one year or until his respective successor is elected and qualifies;

          2.    To ratify the appointment of Richard A. Eisner  &
          Company as independent accountants of the Company;

          3.    To  change  the name of the Company  to  Creative
          Housewares, Inc.;

          4. To authorize the private offering and sale of up to 4,000,000 shares of the Companys Common Stock ;

          5. To authorize a one for two reverse stock split of the Companys Common Stock;

          6. To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on June 25, 1996 will be entitled to vote at the meeting or any adjournment thereof. A copy of the annual report containing the financial statements of the Company for the year 1995 is enclosed.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                              By Order of the Board of Directors



Dated:    New York, New York            David Selengut
     June 25, 1996                 Secretary

                   CREATIVE TECHNOLOGIES CORP.

                         170 53RD STREET

                    BROOKLYN, NEW YORK  11232

                         PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS

                          JULY 23, 1996


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Creative Technologies Corp. (the "Company") of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at the offices of the Company, 170 53rd Street, Brooklyn, New York on July 23, 1996, at 10:00 A.M. local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

At the Annual Meeting the Shareholders will vote to:

          1.   Elect the directors of the Company;

          2.    Ratify  the  selection of Richard A.  Eisner  and
          Company as the Companys independent auditors;

          3.    Change the Companys name to Creative Housewares,
          Inc.;

          4. Authorize the private offering and sale of up to 4,000,000 shares of the Companys Common Stock;

          5. Authorize a one for two reverse stock split of the Companys Common Stock;

          6. Transact such other business as may properly come before the meeting.

The  Company  knows of no other matters to be  presented  at  the
Annual  Meeting.   If any additional matters should  be  properly
presented, proxies shall be voted in accordance with the judgment of the proxy holders.

Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that the shares owned by such shareholder are voted at the Annual Meeting. Any shareholder may revoke a proxy at any time before it is voted by: (i) delivering a written notice to the Secretary of the Company, at the address of the Company set forth above, stating that the proxy is revoked; (ii) executing a subsequent proxy and delivering it to the Secretary of the Company, or (iii) attending the Annual Meeting and voting in person. Each properly executed proxy returned will be voted as directed. In addition, if no directions are given or indicated, the persons named in the accompanying proxy intend to vote proxies in favor of the foregoing proposals.

The Company will bear the cost of soliciting proxies. Directors, officers and employees of the Company may solicit proxies personally or by telephone, telegram or mail. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of the Common Stock held of record by such persons and the Company will, upon request, reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

The principal executive offices of the Company are located at 170 53rd Street, Brooklyn, New York 11232. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent or given to the Company's shareholders is June 25, 1996.



                        VOTING SECURITIES


Only holders of Shares of Common Stock, par value $.03 per share (the Shares), of record as at the close of business on June 25, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 7,834,183 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the outstanding Shares shall constitute a quorum. The affirmative vote of a majority of the Shares issued and outstanding is necessary to approve the change of name of the Company and the one for two reverse stock split. The affirmative vote of the holders of the majority of Shares present at the Annual Meeting and voting is necessary to approve each other resolution. Votes withheld will not count against the approval of any resolution. Brokers do not have discretionary authority to vote on the proposals to approve the private placement of the Companys Common Stock, to change the name of the Company or to approve the one for two reverse stock split.

The holders of Shares are entitled to receive such dividends, if any, as may be declared, from time-to-time, by the Board of Directors from funds legally available therefore, subject to the dividend preferences of the Preferred Stock, if any. Upon liquidation or dissolution of the Company, the holders of Shares are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the Preferred Stock, if any. Holders of Shares have no preemptive rights, no cumulative voting rights and no rights to convert their Shares into any other securities.



            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT


      The following table sets forth, as of May 31, 1996, certain information as to the stock ownership of each person known by the
Company   to  own  beneficially  5%  or  more  of  the  Company's
outstanding Shares, by each director of the Company who owns any Shares of the Company and by all officers and directors as a group:
                                                 Percentage of
                                                   Class
                      Number of Shares of          As of
 Name of Beneficial    Common Stock Owned       May 31, 1996
       Owner                  (1)
Bonnie Septimus (2)        509,133                    6.5%
72 Lord Avenue
Lawrence, New York
David Guttmann  (3)        737,332                    9.4%
170 53rd Street
Brooklyn, NY 11232
Benjamin Sporn  (4)        95,541                     1.2%
170 53rd Street
Brooklyn, NY 11232
Richard Helfman (5)        118,333                    1.5%
170 53rd Street
Brooklyn, NY 11232
All officers and
directors as a group              951,206
(5 persons)(6)                              11.9%


(1) Except as otherwise indicated, all Shares are beneficially owned and sole voting and investment power is held by the persons named.

(2) A portion of the Shares is owned by Mrs. Septimus as nominee for certain members of her family.

(3)  A  portion  of  the Shares is currently being  held  by  Mr.
     Guttmann  as  nominee for certain members of  his  immediate
     family.   Includes 50,000 shares issuable upon  exercise  of
     stock options.

(4) Includes 50,000 Shares underlying immediately exercisable installments of options.

(5) Includes 50,000 Shares underlying immediately exercisable options.

(6)  Includes the Shares described in footnotes (3), (4) and  (5)
     above.


                       DIRECTORS OF THE COMPANY

      The Directors and Executive Officers of the Company are as follows:

           Name                  Age       Title

           Benjamin Sporn        57        Chairman of the Board

           David Refson          50        Vice Chairman and
                                           Director

           David Guttmann        49        Director and Chief
                                           Executive Officer

           Richard Helfman       49        Director and President


           David Selengut        40        Secretary


            Benjamin Sporn has been a Director of the Company since January 1985 and Chairman of the Board since March 1990. Mr. Sporn has been an attorney in private practice since January 1990 and Vice President - Legal of Applied Microbiology, Inc. since 1992. From 1964 until December 1989, Mr. Sporn was an attorney with AT&T and retired as General Attorney for Intellectual Property matters. Mr. Sporn is Chairman of the Board of Micel Corp.

            David Refson has been Vice Chairman and a Director of the Company since January 1985. Mr. Refson is the President and principal stockholder of Newmarket Co. Limited of Liberia ("Newmarket"), which invests in various entities. Mr. Refson has been a private investor for more than the past five years and in his capacity as President of Newmarket acts as a consultant to a number of foreign companies.

           David Guttmann has been a director and Chief Executive Officer of the Company since May 1994. From June 1983 until May 1994 Mr. Guttmann was Chief Executive Officer of Applied Microbiology Inc., and was its Chairman until October 1995. Mr. Guttmann also serves as Chairman of Ace Surgical Supply Co., Inc.
(Ace), a supplier of disposable surgical materials to the health care field.

            Richard Helfman has been a Director of the Company since April 1990 and President since March 1990. From May 1987 to June 1989, Mr. Helfman was a commercial lending officer at The First New York Bank for Business, and from 1979 until May 1987, was a commercial lending officer at Extebank.

           David Selengut was elected Secretary of the Company in September 1987. Mr. Selengut has been a partner at the law firm of Singer, Bienenstock, Zamansky, Ogele & Selengut, LLP. since May 1995. That firm has acted as counsel to the Company with respect to certain matters. From May 1988 until April 1995 he was an Associate in the law firm of Neiman Ginsburg & Mairanz P.C., New York, New York.

            Each of the Company's Directors has been elected to serve until the next annual meeting of the stockholders. The Company's executive officers are appointed annually by the
Company's  Directors.   Each  of  the  Company's  Directors   and
executive officers continues to serve until his successor has been elected and qualified. Pursuant to a management agreement with Ace, Ace has the right to appoint two members of the Board of Directors. Ace has never exercised this right. The Company has an audit committee consisting of Benjamin Sporn and David Refson.

            To  the Company's knowledge, there were no delinquent
16(a) filers for transactions in the Company's securities during the year ended December 31, 1995.

            To the Companys knowledge, there was no material proceedings to which any Director or executive officer of the Company, or any associate of any such Director or executive officer, is a party adverse to the Company or has an interest adverse to the Company. Each of the directors attended each of the Board of Directors meetings in 1995.

                     EXECUTIVE COMPENSATION

           The compensation paid to the Company's Chief Executive
Officer and to each of the other executive officers whose total compensation exceeded $100,000 during each of the preceding three fiscal years is as follows:

                 1995 SUMMARY COMPENSATION TABLE
Name   and  Principal  Position              Year          Annual
Compensation                                     Long-Term

Salary              Other Annual                Compensation

($)                Compensation               Award Options

($)                                (#)
David Guttman,                             1995
$128,218 (1)
$50,000
Chief Executive Officer                 1994            $88,269
(1)                                                       0
Richard Helfman,                          1995          $187,692
0                          $50,000 (4)
President                                       1994
$234,576
                                                     1993
$175,000                       $30,000 (3)
Benjamin Sporn,                             1995         0
0                          $50,000 (4)
Director
Alan Miller,                                    1995
$77,308
Chief Financial Officer                   1994         $94,606
$30,000

(1)  Represents compensation since May 1994.  David Guttmann  was
     being  compensated at the rate of $150,000 per  annum.   Mr.
     Guttmann voluntarily reduced his salary to $50,000 per annum during the latter part of 1995.

(2)  Represents  compensation and consulting fees in  1994.   Mr.
     Miller  was  compensated at the rate of $120,000 per  annum.
     Mr. Miller is no longer employed by the Company.

(3)  Compensation received under the profit sharing plan.

(4) Represents options previously granted with the exercise price lowered to $.685 on April 30,
     1996.

                                .

                      OPTION GRANTS IN 1995

Name                          Options Granted
Percent of Total Options                Exercise      Expiration
Date
(a)                                        (b)
Granted to Employees in Fiscal      Price $

Year 1995
David Guttman,                50,000 (1)                      17%
1.82             May 26, 2004
Chairman of the Board
Richard Helfman             50,000 (1)                       17%
1.82             May 26, 2004
Benjamin Sporn               50,000 (1)                       17%
1.82             June 10, 2003


(1) Represents options previously granted with the exercise price lowered to $.685 per Share on April 30, 1996.


   AGGREGATED OPTION EXERCISES IN 1995 AND FOR YEAR-END OPTION
                             VALUES

   Name               Shares Acquired on       Value Realized
             Number of Unexercised Options  Value of
                           Exercise                        ($)
          Options at Fiscal Year-End (#)    Unexercised

  Exercisable/                               Options at Fiscal

      Unexercisable                            Year-End ($)

                          Exercisable/

       Unexercisable                                   (a)
(b)                              (c)                          (d)
                               (e)
      David Guttman    0                                 0
       50,000/0                                          0
      Benjamin Sporn   0                                 0
       50,000/0                                          0
        Richard Helfman 31,333                         0
        25,000/25,000                                  0


     The Company maintained a Qualified Retirement Plan and Trust for qualified employees effective as of January 1, 1993. Under the plan, a profit sharing plan, the Company's contributions are
 discretionary.   The Company did not make contributions for the
                         Plan Year 1995.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Barry Septimus and David Guttmann, the shareholders of Ace, personally guaranteed certain indebtedness of the Company in the amount of $1,980,000. In addition, Mr. Guttmann guaranteed a term loan of $1,000,000 issued to Shawmut Capital Corporation (Shawmut). Pursuant to a workout arrangement with Shawmut in March 1996, David Guttmann agreed to repay the remainder of the term loan in the amount of $333,333.  The Company agreed as part of the Companys private placement in March 1996, to issue a total of 333,333 Shares to his designees in consideration of the assumption of this debt. Mr. Guttmann also purchased 10,000 shares at $1.00 per share in that private placement.

            In March 1993 the Company borrowed $600,000 from an affiliated entity of David Refson, a Director of the Company. In
  January 1995 the Company borrowed an additional $400,000 from that entity. Interest on these loans is 18% per annum and are due September 30, 1996.  These loans are also guaranteed by David
                  Guttmann and Barry Septimus.

           In June 1991 the Company moved its executive offices and in December 1991 moved its assembly line into a building at
  170 53rd Street, Brooklyn, New York, which the Company leases from Ace, an entity owned by Barry Septimus and David Guttmann.
The Company executed a 10-year lease with Ace which provides for minimum annual rent of $467,000 for the first three years and thereafter annual rents will be negotiated between the parties based on the then-current economic conditions including rents for comparable space in the local area in each year thereafter. The
  Company is also responsible for its share of real estate tax assessment. The Company believes that the rent is not higher than would be paid to a non-affiliated company.
                           PROPOSAL 1

                      ELECTION OF DIRECTORS


  At the Annual Meeting, four Directors will be elected by the shareholders to serve until the next annual meeting of the shareholders or until their successors are elected and shall qualify.  The accompanying form of Proxy will be voted for the re-
 election as Directors of Benjamin Sporn, David Refson, Richard Helfman and David Guttmann, unless the Proxy contains contrary instructions. See Directors of the Company for a description
 of such nominees business experience.   Proxies cannot be voted
for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
 ELECTION OF THE ABOVE NAMED NOMINEES.  PROXIES SOLICITED BY THE
 BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY
               IN THEIR PROXIES A CONTRARY CHOICE.


                           PROPOSAL 2

           APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors has appointed Richard A. Eisner & Company, independent public accountants, to audit the accounts of the Company for the fiscal year ending December 31, 1996. Richard A.
    Eisner & Company was initially appointed by the Board of Directors in March 1987 in connection with the audit of the
 Company's accounts for the fiscal year ended December 31, 1986, and was subsequently appointed auditors of the Company's accounts for fiscal years ended December 31, 1987 through 1995.  Richard
A. Eisner & Company has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

Representatives of Richard A. Eisner & Company are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   Approval of the proposal requires the affirmative vote of a majority of the Shares voted with respect thereto. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors of the Company for the next fiscal year.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
         RATIFICATION OF THE APPOINTMENT OF THE AUDITORS

                           PROPOSAL 3

  APPROVAL OF CHANGE OF NAME OF COMPANY TO CREATIVE HOUSEWARES,
                              INC.

The Companys Board of Directors has adopted a resolution approving a proposal to amend the Companys Certificate of Incorporation to change the name of the Company to Creative Housewares, Inc. The Board of Directors believes such a name change would be advantageous to the Company since the Company has been concentrating its efforts over the past several years in developing and marketing products specifically for the housewares markets. The Company has been marketing a line of electric grillers and Pasta machines. Since January 1, 1996, the Company has been the exclusive distributor in the United States for Brabantia International, a leading manufacturer of top of the line houseware products in Europe. The Companys strategy is to expand into other high-end housewares lines.

Approval of the proposal requires the affirmative vote of a majority of the Shares issued and outstanding on the record date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL  TO AMEND
THE COMPANYS CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF
                           THE COMPANY

                           PROPOSAL 4

  AUTHORIZATION OF PRIVATE OFFERING AND SALE OF UP TO 4,000,000
                             SHARES
           OF THE COMPANYS SHARES AT $1.00 PER SHARE


               APPROVAL OF INVESTMENT TRANSACTION

The Board of Directors of the Company has proposed the issuance by the Company of up to 4,000,000 Shares in a private placement at a price of $1.00 per Share pre-split, on a best efforts all-or-none basis. The Investment Transaction will be offered to a limited number of accredited investors (Investors) pursuant to the exemption from registration afforded by Regulation D under the Securities act of 1933, as amended (the Securities Act). The Board of Directors shall have the authority to decrease the offering price per Share if it determines that a lower offering price is necessary to consummate the Investment Transaction. The Company intends to utilize any capital raised in this offering for working capital and to repay indebtedness.

The Board of Directors has unanimously approved the Investment Transaction. The Investment Transaction is subject to the approval of the shareholders of the Company in order to comply with certain rules of the Nasdaq Stock Market. Section 6(i)(1)(d)(ii) of Schedule D of the Nasdaq rules requires that, prior to issuing shares of a listed class, such as the Common Stock of the Company equaling 20% or more of the then outstanding Common Stock in a private placement for less than the greater of book or market value of the stock, the Company must obtain approval of the proposed issuance by a majority of the votes cast at a shareholders meeting. The consummation of the Investment Transaction would result in the issuance of more than 20% of the outstanding Common Stock of the Company and, therefore, approval by the shareholders of the Company of the Investment Transaction is requested at the Annual Meeting.

Background of Investment Transaction

Due primarily to a decrease in sales for 1995 and the first quarter of 1996, attributable to the retail softness in demand and the reduction in the unit selling price of the Companys pasta machines caused by the large supply of competitive machines available on the market and also reduced sales of the Grill Express due to an inability to meet demand because of a shortage of merchandise caused by production delays in 1995 by one of the Companys major suppliers, who has since been replaced, the Company suffered a net loss of approximately $7,251,000 for 1995 and a loss of $1,002,000 from operations in the quarter ended March 31, 1996. The loss in 1996 was offset however, by an extraordinary after tax gain of $1,150,000 related to the negotiated settlement with Shawmut, its former secured lender.

On January 26, 1996, the shareholders approved a private placement of up to 4,000,000 Shares of the Company at $1.00 per Share. This offering will continue until the earlier of the sale of the 4,000,000 Shares or July 23, 1996. Sales were made by officers of the Company and no commissions were paid. As of June 1, 1996 the Company sold 1,656,333 shares at $1.00 per Share. 333,333 of such Shares were issued to designees of David Guttmann upon the assumption of $333,333 of Companys debt owed to Shawmut as part of the settlement with Shawmut. In addition, 300,000 of such Shares were purchased by two independent sons of a director of the Company.

During September 1995, the Company consummated a private placement pursuant to which the Company raised $830,000 through the sale of Shares of the Company for $1.00 per Share. Sales in the private placement were made by officers of the Company and no commissions were paid for the sale of such stock. Of the 830,000 Shares sold in the offering, a total of 100,000 Shares were purchased by two independent sons of a director of the Company. The remainder of the Shares were purchased by non-affiliates.

Terms of Proposed Offering:

The Board of Directors has approved, subject to shareholder approval, the offering of up to 4,000,000 Shares on a best efforts basis. The purchase price is expected to be $1.00 per Share. Interim closings may be held at which time investors in the offering will receive Shares upon payment of the purchase price. The offering will continue until the earlier of the sale of all of the Shares offered in the proposed private placement or October 31, 1996, unless extended by the Company for an additional 90 days (the Offering Period). It is anticipated that the offering will be made only to accredited investors. Affiliates of the Company will be permitted to participate in purchasing Shares in the offering. The Board of Directors shall have the authority to decrease the offering price per Share and increase the amount of Shares offered if it shall determine that the lower offering price is necessary to consummate the Investment Transaction. The Board of Directors will take into consideration, among other factors, the price of the Shares as quoted on Nasdaq at the commencement of the offering, the average daily volume for the Shares, the ability to obtain investors and other sources of funding, the financial condition of the Company and when the funds will be needed. Approving this proposal would authorize the Company to offer the Shares at a discount to market. Shareholders should therefore consider the potential dilution before approving this proposal. In the event that this proposal is not approved by the shareholders, the Company would be required to obtain financing from other sources. The Company does not currently have any alternative plans.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted with respect thereto.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
      APPROVAL OF THE COMPANYS PRIVATE OFFERING OF SHARES

                           PROPOSAL 5

       AUTHORIZATION OF A ONE FOR TWO REVERSE STOCK SPLIT

The Board of Directors of the Company has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of the Company to effect a one-for-two reverse stock split of all of the authorized and outstanding Common Stock. As of June 1, 1996, the Company had authorized 20,000,000 shares of Common Stock, $.03 par value. As of that date, there were issued and outstanding 7,834,183 shares of Common Stock. Except for the receipt of cash in lieu of fractional interest, the proposed reverse stock split will not affect any shareholders proportionate equity interest in the Company.

The   Company  also  had  5,000,000  shares  of  Preferred  Stock authorized of which 1,725 were previously issued, but none are currently outstanding. The Preferred Stock will not be affected by this proposed reverse split.

The amendment will not have any material impact on the aggregate capital represented by the Shares for financial statement purposes. Adoption of the reverse stock split will reduce the number of presently outstanding Shares, as indicated on the table below and will provide for a corresponding increase in the par value from $.03 per Share to $.06 per Share. In connection with the reverse stock split, current shareholders would receive one share of, or cash for any resulting fractional share, or both, in exchange for two currently outstanding Shares.


Class      of     Stock          Outstanding     Before     Split
Outstanding After Split

Common              Stock                               7,834,183
3,917,091


      The number of outstanding shares after the reverse stock split is approximate. Except for changes resulting from the reverse stock split and the increase in the par value from $.03 to $.06 par value, the rights and privileges of holders of Shares of Common Stock will remain the same, both before and after the proposed reverse stock split.

Reasons for the Reverse Stock Split

The Company has been advised by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") that it is not in compliance with the qualification for continued listing of securities on the Nasdaq system since the bid price has been less than $1.00 per share for more than ten consecutive trading days. The closing bid price on May 31, 1996 was 7/8. It is expected that the proposed reverse stock split will enable the Company's Shares to meet this requirement.

Quotations for the Company's Shares have appeared on Nasdaq since June 1986. Pursuant to Rule 15c2-6 (the "Rule") adopted by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and on Nasdaq. Management of the Company believes that the market for the Company's Shares will be improved by maintaining its listing on Nasdaq, thereby maintaining the exemption of its Common Stock from the impact of the Rule.

The decrease in the number of Shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per Share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders. However, the increase in the per Share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of Shares outstanding. In addition, any increased liquidity due to an increased per Share price could be partially or entirely offset by the reduced number of Shares outstanding after the proposed reverse stock split. Nevertheless, the proposed reverse stock split could result in a per Share price that adequately compensates for the adverse-impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increased per Share price of the Common Stock resulting from the proposed reverse stock split, if attained, will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common Stock from the reporting and other requirements of Federal securities laws.

The amendment, if adopted, will also increase the par value per share of the Company's authorized Shares of Common Stock from $.03 to $.06. The increase in the par value per Share is intended to maintain the Company's capital stock accounts at current levels.

It is expected that if the shareholders authorize this amendment that the filing of the Certificate of Amendment will occur as soon as practical after the date of the shareholders meeting. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of Shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of Shares resulting from the stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide shareholders with instructions as to how to exchange their certificates and encourage them to do so. The company will obtain a new CUSIP number for its Shares.

To the extent a shareholder holds a number of Shares that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $____ for each Share of Common Stock outstanding prior to the reverse stock split that comprises the factional interest. Shareholders will not have the opportunity on or after the Effective Date to round off their shareholdings to avoid resulting fractional interest.
The $____ price per Share figure for the Common Stock purchased pursuant to the retirement of resulting interests is based on the closing bid price of the Common Stock as reported on Nasdaq on June 14, 1996. In view of this, the management of the Company believes that the $____ price per Share figure is fair to all of the shareholders whose fractional interests are retired, the other shareholders of the Company and the Company. As of June 3, 1996, the Company has 293 shareholders of record and believes that the approximate total number of beneficial holders of the Common Stock of the Company to be approximately 1,200 based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. The Company estimates that, based on the shareholdings as of June 3, 1996, it will continue to have approximately the same number of shareholders after the reverse stock split is effected as it did prior to the reverse split.

There can be no assurance that the market price of the Shares after the proposed reverse stock split will be twice the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

Warrants, Options and Preferred Stock

The Company currently has outstanding warrants owned by four persons exercisable to purchase 124,805 Shares. In addition, there are stock options outstanding under the Companys stock option plans to purchase approximately 432,000 Shares. After approval of the reverse stock split, the number of Shares to be issued upon exercise of the outstanding warrants and options will be reduced to one-half of the previous amount and the per Share price will double.


Federal Income Tax Consequences

The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

          The  proposed  reverse stock split will be  a  tax-free
  recapitalization  of  the Company and its shareholders  to  the
  extent   that  currently  outstanding  shares  of   stock   are
  exchanged for other shares of stock after the split.

     The new shares of Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of stock held by that shareholder immediately prior to the proposed reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the shareholder realizes a gain on the exchange, the shareholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the shareholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged, less any cash received plus gain recognized, if any.

     Shareholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such shareholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged.

Approval Required

The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A ONE
FOR TWO REVERSE STOCK SPLIT.


The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1995 (as filed with the
Securities and Exchange Commission), including financial statements. All such requests should be directed to Henry Lam at Creative Technologies Corp., 170 53rd Street, Brooklyn, New York 11232.

All proposals of shareholders intended to be included in the proxy statement to be presented in the 1997 Annual Meeting materials must be received by the Company's executive offices in Brooklyn, New York, no later than February 1, 1997.

                          By Order of the Board of Directors


Dated: June__, 1996
                              David Selengut
                              Secretary
PROXY

                     This Proxy is Solicited

               on Behalf of the Board of Directors


                   CREATIVE TECHNOLOGIES CORP.
                         170 53RD STREET
                    BROOKLYN, NEW YORK  11232


The undersigned hereby appoints David Selengut and Henry Lam as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the Shares of the Shares of Creative Technologies Corp. held of record by the undersigned on June 25, 1996 at the Annual Meeting of Shareholders to be held on July 23, 1996 or any adjournment thereof.


     1.   Election of Directors          FOR all nominees  listed
                         below
                           (except  as  marked  to  the  contrary
below)_


                              WITHHOLD AUTHORITY
                              to vote for all nominees below_



           (INSTRUCTION: To withhold authority to vote
            for any individual nominee strike a line
          through the nominee's name in the list below)

  Benjamin Sporn, David Refson, Richard Helfman, David Guttmann


2.   To  ratify the appointment of Richard A. Eisner & Company as the independent auditors for the Company for the fiscal year ending December 31, 1996.
     FOR ___          AGAINST ___     ABSTAIN ___

3.   Change of name of Company to _______________.
     FOR ___          AGAINST ___     ABSTAIN ___

4.   Authorization  of the offering and sale of up  to  4,000,000
     Shares of the Companys Shares.
     FOR ___          AGAINST ___     ABSTAIN ___

5.   Authorization of a reverse split of the Companys Shares  on the  basis  of  one  Share for each two  Shares  issued  and outstanding.
     FOR ___          AGAINST ___     ABSTAIN ___

     This  proxy  when  properly executed will be  voted  in  the
     manner  directed herein by the undersigned shareholder.   If
     no direction is made, this proxy will be voted for Proposals
     1, 2, 3, 4 and 5.

     Please sign exactly as name appears below. When Shares are held by joint tenants, both must sign.


           Dated:                                          , 1996


                                                        Signature


                                        Signature if held jointly



When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.